Exhibit 99.1

OptimizeRx Digital Health Platform Adds More than 300 Epic and Cerner Health Systems

ROCHESTER, Mich. – June 9, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, payers, providers, and patients, has finalized a new partnership that expands its digital communication platform by more than 300 health systems and 75,000 healthcare providers that utilize market-leading EHRs Epic and Cerner.

Healthcare providers within these health systems will now have instant access to real-time patient savings information via OptimizeRx’s cloud-based platform as they are evaluating and prescribing treatments.

Linked to as much as $528 billion in avoidable healthcare costs annually, medication non-adherence is a focal point of healthcare industry performance improvement efforts.

High out-of-pocket prescription drug costs drives non-adherence even in good economic times. With 33% of Americans delaying treatment due to cost in 2019, this percentage is likely to rise given the current COVID-19 related economic challenges. Increased price transparency within the provider daily workflow is one area of improvement that can make a difference in treatment adherence.

“Especially in these challenging times, patients need help with the cost of healthcare,” commented Miriam Paramore, president of OptimizeRx. “Often patients cannot afford their medications and therefore never get them. We are focused on expanding our network to every EHR, so that every provider and every patient can easily access the prescription savings that are available on every drug. This expansion of our network reach is a huge step that will connect us to an additional 120 million patients, given the market dominance of Epic and Cerner.”

The OptimizeRx platform now reaches more than 675,000 prescribers directly within their existing digital workflows, simplifying communication and improving transparency. The expansion represents an 11% growth for the nation’s largest point-of-prescribe network, which has traditionally been focused on the ambulatory care setting.

“As we start to approach 2021 planning with our clients, the increased need for access to point-of-care communication with affordability tools for physicians and patients has never been so critical,” said Will Febbo, CEO of OptimizeRx. “This further expansion into Epic and Cerner systems builds on previous integrations and gives us additional scale in the inpatient care setting. From within provider workflow, we are able to provide information to support the necessary financial discussions between physicians and patients when selecting treatment.”

For more information on OptimizeRx, its products or other news, visit www.optimizerx.com.

About OptimizeRx

OptimizeRx Corporation (NASDAQ: OPRX) is a digital health company that facilitates communication at point-of-care among all stakeholders in healthcare. Primarily focused on life science and payer clients, its suite of digital and mobile SaaS-based solutions enables affordability, patient adherence and care management. OptimizeRx’s network reaches more than 60% of U.S. ambulatory providers, delivering therapeutic support on specialty medications and patient financial assistance directly within a provider’s workflow through leading electronic health platforms. OptimizeRx’s fully integrated platform supports the real-time exchange of information, improving provider knowledge and patient engagement, and ultimately leading to healthier outcomes.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team